Exhibit 10.46

Executive Restricted Stock/Performance Share Deferral Election Form

Apogee Enterprises, Inc. 2019 Stock Incentive Plan
Executive Restricted Stock/Performance Share Deferral Election Form

TO: Apogee Enterprises, Inc.

Pursuant to the Executive Equity Deferral Program, a sub-plan of the 2019 Stock Incentive Plan (the “Plan”), I hereby make an irrevocable election to defer compensation of the restricted stock / performance share award specified in Section B of this form. I understand that this form must be filed prior to the beginning of a Plan Year for it to be effective as of the beginning of such Plan Year. (All terms shall have the same meaning as is set forth in the Plan.)

A.Participant Data

Last	First	Middle Initial

B.Election Amount for Deferral

Enter percentage of restricted stock / performance share award to be deferred, rounded down to the nearest whole share:

☐    Restricted Stock Award Election Amount: % (not to exceed 85%).
☐    Performance Share Award Election Amount: % (not to exceed 85%).

For performance share deferrals, the Election Amount applies to the performance shares, and not to any cash portion of the award. (To defer a cash portion of the performance share, complete the Compensation Deferral Agreement form.) The actual number of shares deferred will be determined after the end of the performance period based on actual shares earned.

C.Beneficiary

Apogee Enterprises, Inc. 2019 Stock Incentive Plan

Primary Beneficiary(ies)*	Secondary Beneficiary(ies)* (In the event no primary beneficiary survives you)
Name	Name
Address	Address

Name	Name
Address	Address
*Your primary beneficiaries will share equally unless any such beneficiaries die before you or unless you specify otherwise above.	*Your secondary beneficiaries will share equally unless any such beneficiaries die before you or unless you specify otherwise above.

D.Deferral Allocation

I understand that all amounts deferred pursuant to this election will be retained by the Company until my designated Maturity Date. Please indicate the deferral allocation for each type of award in the boxes below. Allocations must total 100% in each column.

Account Type	Restricted Stock Award	Performance Share Award
(Each column must total 100%)
Retirement/Termination	______%	______%
In-Service Account #1	______%	______%
In-Service Account #2	______%	______%
Total	100%	100%

Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Program), my vested deferred account balance shall be paid upon the Change in Control as provided in Section 5 of the Program.

I further understand that this is a deferral election, and nothing in my election shall be construed to accelerate payment to a date or event that is earlier than would otherwise be allowed under the applicable equity award, and nothing herein shall entitle me to a payment of any award (or portion thereof) prior to it vesting.

E.Distribution Elections

Upon the Maturity Date, amounts held in my account should be distributed to me based on the following elections:

Account Type	Maturity Date* (Note: Each account mush have a different payout date)	Distribution Schedule (choose one)
Retirement/Termination	Retirement or earlier Termination	a.Lump sum** or b.Partial lump sum and installments __________%, and ________ Annual Installments (elect 2-10) or c.________ Annual Installments (elect 2-10)
In-Service Account #1***	Month: ___________ Year: ____________	a.Lump sum or b.________ Annual Installments (elect 2-5)
In-Service Account #2***	Month: ___________ Year: ____________	a.Lump sum or b.________ Annual Installments (elect 2-5)

* Actual payment shall be made (or commence) on the first business day of the calendar year following the Maturity Date. I further understand that if I am a Specified Employee (as defined in the Plan) and my Maturity Date is Retirement or earlier Termination, to comply with applicable tax law, actual payment may not commence earlier than the six-month anniversary of my Retirement/Termination that constitutes a separation from service, except in case of my death.

** For any Termination that is not a Retirement, payment will be made in a single lump sum, regardless of the chosen form.

*** If I have an In-Service Account, and if my Retirement or Termination occurs prior to the scheduled commencement of payment from that account, my In-Service Account will be paid in a lump sum upon my Retirement/Termination. If payment from my In-Service Account has commenced prior to my Retirement/Termination, payment will continue to be made as scheduled.

F.Change in Election

I understand that upon my death, my estate or, if I have designated a beneficiary(ies), such beneficiary(ies) is/are entitled to receive payment, in all cases, made in a lump sum and is/are not entitled to receive annual installments.

G.Understandings

I understand that I may elect in writing to change an earlier Deferral Election, either to change the percentage of an award to be deferred, to receive the entire award, or to change the Maturity Date or the form of payment as elected in Sections D and E of this form, respectively (an “Amended Election”). Such Amended Election shall become effective on the first business day of the Plan Year following receipt by the Company of the Amended Election but only with respect to awards not yet granted to me.

I understand that:
•my decisions on this Deferral Election Form are irrevocable and legally binding,
•any award deferred by this election will be reflected in an unfunded account established for me on the books of the Company,
•payment under the Agreement will be from the general assets of the Company and no specific assets are required to be set aside as security for this obligation,
•if the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder, the same shall, nevertheless, be regarded as part of the general assets of the Company, and

•the Company advises me to seek independent tax and legal advice with respect to this Deferral Election Form.

Signature of Participant	Date

This Election Form was received and accepted on ,
APOGEE ENTERPRISES, INC. By Its
(After this form is accepted, the original should be kept by the Company and a copy should be given to the Participant.)